Exhibit 23.5

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Amendment No. 1 to Registration Statement on Form F-4 (No. 333-218046) of our report dated September 4, 2017 relating to the consolidated financial statements of Cablevisión S.A., which appears in Nortel Inversora S.A.’s Current Report on Form 6-K dated September 11, 2017. We also consent to the reference to us under the heading “Independent Registered Public Accounting Firm” in such Registration Statement.

/S/ PRICE WATERHOUSE & CO. S.R.L.
Buenos Aires, Argentina

September 11, 2017